MASSELLA, TOMARO & CO. LLP
                          375 NORTH BROADWAY, SUITE 103
                                JERICHO, NY 11753
                                 (516) 937-7800
                               Fax (516) 937-7803

March 31, 2000

Securities and Exchange Commission
Washington, DC 20549

Re:   Shopnet.com, Inc.
         Form 12b-25
         For year ended, December 31, 1999

To Whom It May Concern:

Please be advised that my firm is still in the process of analyzing a potential capital transaction for which the registrant has entered into prior to year end and therefore we are unable to issue our audit opinion at this time. We expect to finalize our audit procedures related to this transaction within the next five business days.

Very truly yours,



Anthony Tomaro, CPA
Partner

AT/rm